Exhibit 10(a)

                        ADDENDUM TO EMPLOYMENT AGREEMENT

     THIS ADDENDUM TO EMPLOYMENT AGREEMENT (this "Addendum"), dated and effective this 26th day of April, 2005, is by and between FIRST BANCORP, a North Carolina corporation (the "Company") and James H. Garner (the "Employee"). This Addendum is intended as a supplement and amendment to the Employment Agreement dated and effective as of August 17, 1998 (the "Employment Agreement") by and between the Company and the Employee. Unless the context requires otherwise, each term used herein that is defined in the Employment Agreement shall have the meaning assigned to such term in the Employment Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Employment Agreement shall from and after the date hereof refer to the Employment Agreement as amended hereby.

     For and in consideration of the above premises and agreements, and in consideration of employment, the compensation the Company agrees to pay the Employee, the mutual covenants contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually agree as follows:

     1. Section 3 of the Employment Agreement is amended by adding the following subparagraphs:

     (e) Death Benefit.  Upon the death of the Employee and upon presentation of
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     a death certificate to the Company, the Company will make a cash payment of
     $100,000 to the Employee's estate or to such beneficiary as the Employee shall specify to the Company by providing written notice under the notice provisions of this Employment Agreement.

     (f) Upon the Employee's retirement hereunder, the Company agrees to provide one of the following two benefits, at the option of the Company - 1) make monthly payments to Employee and Employee's spouse, for so long as either Employee or Employee's spouse shall survive, in an amount equal to the then monthly cost of the Plan J Medicare supplement coverage provided by Blue Cross and Blue Shield of North Carolina or, at the Company's option, the monthly cost of a different Medicare supplement plan with benefits equal to or comparable to the current benefits provided by such Plan J, or 2) make premium payments directly to an insurance carrier to provide Medicare supplement coverage equal to, or comparable to, the current benefits offered under Plan J provided by Blue Cross and Blue Shield of North Carolina for Employee and Employee's spouse, for so long as either Employee or Employee's spouse shall survive.



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     2.  Section  11(e) is  amended  by adding  the  following  address  for the
Employee:

         James H. Garner
         116 Garner Britt Drive
         Robbins, NC  27325

     3. Except as set forth expressly hereinabove, all terms of the Employment Agreement shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Employee and the Company. The amendments contained herein shall be deemed to have prospective application only, unless otherwise specifically stated herein.

     4. This Addendum shall be governed by and construed and interpreted in accordance with the laws of the State of North Carolina.

     IN WITNESS WHEREOF, the parties hereto have executed this Addendum as of the day and year first above stated.

                                  FIRST BANCORP


                                  By: /s/ Anna G. Hollers
                                  Name: Anna G. Hollers
                                  Title: Secretary and Executive Vice President


                                  EMPLOYEE


                                  /s/ James H. Garner
                                  James H. Garner



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